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                                                                    EXHIBIT 21.1

                             Gold Banc Subsidiaries

GBCI Capital Trust, a Delaware business trust
GBCI Capital Trust II, a Delaware business trust
Gold Holdings, Inc., a Kansas corporation
Gold Bank, National Association, a national bank
     Gold Banc Financial Services, Inc., a Kansas corporation
     Gold IHC, Inc., a Nevada corporation
     Gold RE Holdings, Inc., a Nevada corporation
Citizens State Bank and Trust Company, a Kansas bank
First National Bank in Alma, a national bank
Provident Bank, f.s.b., a federal savings bank
     Gold IHC-I, LLC, a Delaware limited liability company
     Gold RE Holdings-I, LLC, a Delaware limited liability company Farmers State Bank, a Kansas bank
Peoples State Bank, a Kansas bank
First State Bank and Trust Company, a Kansas bank
Citizens Bank of Tulsa, an Oklahoma bank
Gold Banc Acquisition II, Inc., a Kansas corporation
     The Farmers National Bank of Oberlin, a national bank
     The Peoples National Bank of Clay Center, a national bank Gold IHC-II, LLC, a Delaware limited liability company
Gold RE Holdings-II, LLC, a Delaware limited liability company
The Trust Company, a Missouri trust company
Midwest Capital Management, Inc., a Kansas corporation
Compunet Engineering, Inc., a Kansas corporation
Regional Holding Company, Inc.
     Regional Investment Co., a Kansas corporation
     Realty Escrow Services, Inc., a Kansas corporation
Gold Banc Acquisition VIII, Inc., a Kansas corporation
Gold Banc Acquisition XI, Inc., a Kansas corporation
Gold Banc Acquisition Corporation XII, Inc., a Kansas corporation Gold Banc Acquisition Corporation XIII, Inc., a Kansas corporation